UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into Material Definitive Agreement.

As previously disclosed, Salarius Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger dated January 10, 2025, as previously amended by the First Amendment on March 28, 2025 and by the Second Amendment on June 10, 2025 (as amended, collectively, the “Merger Agreement”) with Decoy Therapeutics MergerSub I, Inc., Decoy Therapeutics MergerSub II, LLC, and Decoy Therapeutics Inc. (“Decoy”). Under the Second Amendment, the relative ownership percentages of the combined company result in Company legacy stockholders retaining 7.6% and Decoy's legacy stockholders retaining 92.4% of the combined company following completion of the merger, calculated on a fully-diluted basis before taking into account the dilutive effects of the required minimum $6.0 million qualified financing (the “Qualified Financing”).

On July 18, 2025, the Company entered into a Third Amendment to Agreement and Plan of Merger (the “Third Amendment”) to allow certain holders of Decoy’s non-convertible promissory notes (the “Decoy Promissory Notes”) to exchange such debt for shares of the Company’s newly created Certificate of Designation for Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) pursuant to note exchange agreements between the holders of Decoy Promissory Notes and Decoy (the “Note Exchange Agreements”). Except as set forth below, the terms of the Series B Preferred Stock are identical to the Series A Preferred Stock to be issued to Decoy stockholders and convertible noteholders at the closing of the Merger.

The number of common shares underlying the Series B Preferred Stock will be calculated by dividing the principal and interest owed to participating holders of Decoy Promissory Notes by the per share offering price in the Qualified Financing. Further, the Third Amendment provides that the number of shares of Company common stock underlying the Series A Preferred Stock to be issued to existing Decoy stockholders and convertible noteholders pursuant to the existing Exchange Ratio will be reduced on a one-for-one basis by the number of shares underlying the Series B Preferred Stock issued in exchange for the Decoy Promissory Notes. Accordingly, the relative percentage ownerships of the combined company (pre-Qualified Financing) will not change from those previously disclosed.

The Third Amendment also requires the Company to effectuate the Note Exchange Agreements, with the closing of such agreements to occur immediately following the closing of the Merger.

The Series B Preferred Stock is identical in all material respects to the previously disclosed Series A Non-Voting Convertible Preferred Stock of the Company, except for the following conversion and redemption provisions:

Optional/Mandatory Conversion: Upon the later of receipt of stockholder approval and the Company’s satisfaction of the initial listing standards of Nasdaq (the “Conversion Approval Date”), holders of Series B Preferred stock may convert any or all of their shares into Company common stock at the then existing conversion ratio. After the one-year anniversary of the Conversion Approval Date, the Series B Preferred Stock will automatically convert into shares of Company common stock at the same conversion ratio in effect as of the Conversion Approval Date.

Mandatory Redemption: Fifty percent (50%) of the net proceeds received by the Company from any post-closing drawdowns and/or sales under the Company’s At-the-Market Program with Ladenburg Thalmann & Co. Inc. or equity line of credit with and C/M Capital Master Fund, LP must be used to redeem outstanding shares of Series B Preferred Stock at the redemption price until all Series B Preferred Stock is fully redeemed.

Optional Redemption: The Company has the option to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the closing of the merger upon seven days’ notice to the Holders.

Redemption Price: The redemption price per share of Series B Preferred Stock is the lower of: (i) the price per share offered to the public pursuant to the Company’s Registration Statement on Form S-1 (file no. 333-284368) multiplied by 1,000, or (ii) the product of 1,000 multiplied by the weighted average effective per share offering price of any subsequent Company offering of at least $2.0 million.

Similar to the Company’s Series A Preferred Stock, the Series B Preferred Stock will have a conversion ratio of 1,000 shares of common stock per preferred share, subject to adjustment, and will be subject to the same conversion restrictions, including the requirement for stockholder approval under The Nasdaq Stock Market LLC’s listing rule 5635 and the Company’s satisfaction of initial listing standards of Nasdaq.

Except as modified by The Third Amendment, the terms of the Merger Agreement remain in full force and effect.

The foregoing descriptions of Third Amendment and the Series B Preferred Stock are not complete and are qualified in their entirety by reference to the full text of Third Amendment and the Series B Preferred Stock, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1
Third Amendment to the Agreement and Plan of Merger, dated as of July 18, 2025, by and among Salarius Pharmaceuticals, Inc., Decoy Therapeutics, Inc., Decoy Therapeutics MergerSub I, Inc. and Decoy Therapeutics MergerSub II, LLC.

2.2	Form of Certificate of Designation of Series B Non-Voting Convertible Preferred Stock.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: July 21, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Executive Vice President & Chief Financial Officer